Exhibit 99.1

GrowLife Secures Additional Financing

The Company received an initial funding tranche of $700,000 on July 9, 2015 to grow profitability and fund steps to full regulatory compliance.

SEATTLE, Wash.--(BUSINESS WIRE)-- July 16, 2015 -- GrowLife, Inc. (PHOT), one of the largest cultivation service providers in the nation, announced today a closing of up to $3,000,000 in financing from a single institutional accredited investor with an initial tranche of $700,000 in financing funded on July 9, 2015.

The Company entered into and closed a Securities Purchase Agreement and related agreements dated July 9, 2015 (the “Transaction Documents”) with an accredited investor (the “Purchaser”) whereby the Company agreed to sell up to $3,000,000 of senior secured, convertible, redeemable debentures to the Purchaser, of which $700,000 was purchased and funded on July 9, 2015.

The Company plans to immediately deploy much of the capital into revenue-generating product initiatives while also earmarking a portion of the proceeds to target getting current in its reporting obligations with the SEC and using our best efforts to secure listing on the OTCQB within ninety (90) days of closing of the financing.

“The GrowLife team remains focused on reaching its goal to get current in its SEC reporting, achieve re-listing on the OTC Markets to enhance liquidity and build shareholder value with this additional financing,” said Marco Hegyi, CEO of GrowLife, Inc.  Mr. Hegyi added, “Everyone has worked hard to secure financing on reasonable terms during this period to get GrowLife back on track.  Much of this funding will be applied to enhance revenue and reach profitability.”

Further details in regards to the financing can be found in the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on July 16, 2015.

For more information about GrowLife, please visit: www.growlifeinc.com. Additional commentary on the Company as well as the industry is also provided on Mr. Hegyi’s blog.

About GrowLife, Inc.

GrowLife, Inc. (PHOT) (www.growlifeinc.com) aims to become the nation’s largest cultivation service provider for cultivating organics, herbs and greens and plant-based medicines. Our mission is to best serve more cultivators in the design, build-out and expansion of their facilities with products of high quality, exceptional value and competitive price. Through a nationwide network of local representative, regional centers and its e-Commerce team, GrowLife provides essential goods and services including media (farming soil), industry-leading hydroponics equipment, plant nutrients, and thousands more products to specialty grow operations in 17 states. GrowLife is headquartered in Seattle, WA and was founded in 2012.

Cautionary Language Concerning Forward-Looking Statements

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for GrowLife’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in GrowLife’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include statements regarding future sales, costs and market acceptance of products as well as regulatory actions at the State or Federal level. For a more detailed description of the risk factors and uncertainties affecting GrowLife, Inc. please refer to the Company’s Securities and Exchange Commission filings, which are available at www.sec.gov. GrowLife, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

GrowLife, Inc.

Media Relations/Investor Relations:

GrowLife Communication Team

info@growlifeinc.com